Exhibit 10.1

FIRST AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into this 11 day of February, 2011, by and between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and Young Energy Prize S.A., a Luxembourg corporation (the “Investor”).

WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement dated as of August 5, 2010 (the “Purchase Agreement”);

WHEREAS, Section 7.4 of the Purchase Agreement provides that no provision of the Purchase Agreement may be amended except in a written instrument signed by the Company and the Investor; and

WHEREAS, the Company and the Investor desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	Amendment of Purchase Agreement.

(a)	The following defined terms are added to Section 1.1 of the Purchase Agreement:

“Asset Sale Deed” means that certain Asset Sale Deed, dated March 25, 2010, by and between Magellan Petroleum Australia Limited, the wholly-owned Australian subsidiary of the Company, and Santos Offshore Pty Ltd.

“Deed of Variation” means that certain Deed of Variation, dated January 31, 2011, by and between Magellan Petroleum Australia Limited, the wholly-owned Australian subsidiary of the Company, and Santos Offshore Pty Ltd.

(b) The definition of “Closing Date” set forth in Section 1.1 of the Purchase Agreement shall be amended to read in its entirety as follows:

“Closing Date” means a Business Day on which the parties agree to close the purchase and sale of any of the Shares.

(c) The definition of “Evans Shoal Transaction” set forth in Section 1.1 of the Purchase Agreement shall be amended to read in its entirety as follows:

“Evans Shoal Transaction” means the transactions contemplated by the Asset Sale Deed and the Deed of Variation.

(d) Section 5.1(e) of the Purchase Agreement shall be amended to read in its entirety as follows:

“(e) Evans Shoal Transaction Status. As of the time of any Closing other than the final Closing at which the last of the Shares are sold to and purchased by the Investor to provide funds for use in the closing of the Evans Shoal Transaction, the progress and status of the Evans Shoal Transaction shall be satisfactory to the Investor, and, in the case of such final Closing, the conditions to the closing of the Evans Shoal Transaction shall have been satisfied or waived. Notwithstanding the foregoing, the Investor shall be required to complete the final Closing, on or before June 15, 2011, in the absence of a closing of the Evans Shoal Transaction, if the failure of the Evans Shoal Transaction to close shall have resulted in the failure of the Company to recover its A$10,000,000 deposit under the provisions of the Deed of Variation;”

(e) Section 6.1(a) of the Purchase Agreement shall be amended to read in its entirety as follows:

“(a) except as set forth in Section 5.1(e), by the Investor or the Company, upon written notice to the other, if no Closing shall have taken place by 6:30 p.m., Eastern Time, on May 31, 2011; provided, that the right to terminate this Agreement pursuant to Section 6.1(a) shall not be available to any party whose failure to perform any of its obligations under this Agreement is the primary cause of the failure of a Closing to have occurred by such date and time; or”

2. Effect of this Amendment. Except as specifically amended as set forth herein, each term and condition of the Purchase Agreement shall continue in full force and effect.

3. Memorandum of Agreement. Contemporaneously with the execution of the Purchase Agreement, the Company and the Investor also entered into a Memorandum of Agreement dated August 5, 2010 (the “Memorandum of Agreement”) for the purpose of clarifying certain terms of the Purchase Agreement. The Company and the Investor acknowledge and agree that, in the event of any conflict between the terms of this Amendment and the terms of the Memorandum of Agreement, the terms of this Amendment shall control.

4. Counterparts; Facsimile Signatures. This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

MAGELLAN PETROLEUM CORPORATION

By:	/s/ William H. Hastings
Name:	William H. Hastings
Title:	President and Chief Executive Officer

INVESTOR:

YOUNG ENERGY PRIZE S.A.

By:	/s/ Nikolay Bogachev
Name:	Nikolay Bogachev
Title:	President YEP